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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 19, 2002

                             CHITTENDEN CORPORATION
                            (Exact name of Registrant
                            as specified in charter)


Vermont                             0-7974                   03-0228404
(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)


Two Burlington Square, Burlington, Vermont        05401
(Address of principal executive offices)          (Zip Code)

       Registrant's telephone number, including area code: (802) 660-1410

                                 Not Applicable
                         (Former name or former address,
                          if changed since last report)


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ITEM 4.  CHANGES IN REGISRANT'S CERTIFYING ACCOUNTANT

         Effective June 19, 2002, The Audit Committee of the Board of Directors of Chittenden Corporation (the "Company") appointed PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as the Company's independent public accountants, replacing Arthur Andersen LLP ("Arthur Andersen").

         Arthur Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two most recent fiscal years and the interim period preceding the appointment of PricewaterhouseCoopers, there have been no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its report.

         During the Company's two most recent fiscal years and the interim period preceding the appointment of PricewaterhouseCoopers, there have been no reportable events of the type required to be disclosed by Item 304 (a) (1) (v) of Regulation S-K.

         The Company has provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen's letter, dated June 26, 2002, stating its agreement with such statements.

         During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through June 19, 2002, the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER

         (16) Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 26, 2002.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHITTENDEN CORPORATION
(Registrant)

BY:  /s/ F. Sheldon Prentice
         Senior Vice President, General Counsel and Secretary


DATE:  June 26, 2002